EXHIBIT 2.7

AMENDMENT NO. 2 TO PURCHASE AND CONTRIBUTION AGREEMENT

THIS AMENDMENT NO. 2 TO PURCHASE AND CONTRIBUTION AGREEMENT, dated as of December 27, 2010 (this “Amendment”), is made by and among Cohen & Company Inc. (“Parent”), Cohen Brothers, LLC (“Cohen Brothers”), JVB Financial Holdings, L.L.C. (“Company”), the Sellers listed on Annex I to the original Purchase and Contribution Agreement (the “Original Agreement”) and the Management Employees (as defined in the Original Agreement).

BACKGROUND

WHEREAS, the parties hereto entered into the Original Agreement on September 14, 2010; and

WHEREAS, the parties hereto entered into Amendment No. 1 to Purchase and Contribution Agreement on October 29, 2010 (together with the Original Agreement, the “Purchase Agreement”); and

WHEREAS, in furtherance of the transactions contemplated by the Purchase Agreement, the parties desire to change the Termination Date (as defined in Section 10.1(b) of the Purchase Agreement) from December 31, 2010 to January 31, 2011.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

AMENDMENT OF PURCHASE AGREEMENT

1.1 Amendment of Definition of Termination Date. The definition of Termination Date set forth in Section 10.1(b) of the Purchase Agreement is hereby changed from December 31, 2010 to January 31, 2011.

ARTICLE II

MISCELLANEOUS

2.1 Definitions. Unless otherwise defined herein, all capitalized terms shall have the meanings specified or referred to in the Purchase Agreement.

2.2 Governing Law. This amendment shall in all respects be construed in accordance with and governed by the substantive laws of the state of New York.

2.3 Counterparts and Other Matters. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original. Except as provided in this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

PARENT	COHEN & COMPANY INC.

	By:	/s/ Joseph W. Pooler, Jr.
	Name:	Joseph W. Pooler, Jr.
	Title:	Chief Financial Officer

COHEN BROTHERS	COHEN BROTHERS, LLC

	By:	/s/ Joseph W. Pooler, Jr.
	Name:	Joseph W. Pooler, Jr.
	Title:	Chief Financial Officer

COMPANY	JVB FINANCIAL HOLDINGS, L.L.C.

	By:	/s/ Vincent W. Butkevitz III
	Name:	Vincent W. Butkevitz III
	Title:	President

MANAGEMENT EMPLOYEE	VINCENT W. BUTKEVITS III

/s/ Vincent W. Butkevitz III

MANAGEMENT EMPLOYEE	JAMES K. FERRY

/s/ James K. Ferry

SELLER	WENDY J. SADUSKY

/s/ Wendy J. Sadusky

SELLER	MICHAEL FERAN

/s/ Michael Feran

SELLER	JPMORGAN CHASE BANK NA A/C/F NEIL SUBIN IRA ROLLOVER

/s/ Neil Subin
Neil Subin, as Owner

SELLER	NTC & CO FBO JOANN LUKAS IRA

/s/ JoAnn Lukas
JoAnn Lukas, Owner

/s/ Michael Garland
NTC & Co., Custodian

MANAGEMENT EMPLOYEE	JOANN LUKAS

/s/ JoAnn Lukas

MANAGEMENT EMPLOYEE	DANIEL DIGENNARO

/s/ Daniel DiGennaro

SELLER	NTC & CO FBO DANIEL WEAVER IRA

/s/ Daniel Weaver
Daniel Weaver, Owner

/s/ Michael Garland
NTC & Co., Custodian

MANAGEMENT EMPLOYEE	DANIEL WEAVER

/s/ Daniel Weaver

SELLER	NTC & CO FBO MICHAEL JACOBS IRA

/s/ Michael Jacobs
Michael Jacobs, Owner

/s/ Michael Garland
NTC & Co., Custodian

MANAGEMENT EMPLOYEE	MICHAEL JACOBS

/s/ Michael Jacobs

SELLER	ENTRUST ADMINISTRATION SERVICES INC FBO STEPHAN BURKLIN IRA

	By:	/s/ Glen Matthew
	Name:	Glen Matthew
	Title:	Director

MANAGEMENT EMPLOYEE	STEPHAN BURKLIN

/s/ Stephan Burklin